UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2016

CLEAN HARBORS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive, Norwell, Massachusetts	02061-9149
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 792-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 1, 2016, Clean Harbors, Inc. (the “Company”) and one of the Company’s Canadian subsidiaries (the “Canadian Borrower”) entered into a fifth amended and restated credit agreement providing for a revolving credit facility under which Bank of America, N.A. (“BofA”) is the administrative agent (the “Agent”) for the lenders and BofA, JP Morgan Chase Bank, N.A. or their respective affiliates are the issuing banks for letters of credit issued under the facility. Under the amended and restated facility, the Company has the right to obtain revolving loans and letters of credit for a combined maximum of up to $300.0 million (with a sub-limit of $250.0 million for letters of credit) and the Canadian Borrower has the right to obtain revolving loans and letters of credit for a combined maximum of up to $100.0 million (with a $75.0 million sub-limit for letters of credit).  Availability under the U.S. line is subject to a borrowing base basically comprised of 85% of the eligible accounts receivable of the Company and its U.S. subsidiaries plus 100% of cash deposited in a controlled account with the Agent, and availability under the Canadian line is subject to a borrowing base basically comprised of 85% of the eligible accounts receivable of the Company’s Canadian subsidiaries plus 100% of cash deposited in a controlled account with the Agent’s Canadian affiliate. Subject to certain conditions, the facility will expire on November 1, 2021.

Borrowings under the revolving credit facility will bear interest at a rate of, at the Company’s option, either (i) LIBOR plus an applicable margin ranging from 1.25% to 1.50% per annum based primarily on the level of the Company’s average liquidity for the most recent 30 day period or (ii) BofA’s base rate plus an applicable margin ranging from 0.25% to 0.50% per annum based primarily on such average liquidity. There is also an unused line fee, calculated on the then unused portion of the lenders’ $400.0 million maximum commitments, ranging from 0.25% to 0.30% per annum of the unused commitment. For outstanding letters of credit, the Company will pay to the lenders a fee equal to the then applicable LIBOR margin described above, and to the issuing banks a standard fronting fee and customary fees and charges in connection with all amendments, extensions, draws and other actions with respect to letters of credit.

The Company’s obligations under the revolving credit facility (including revolving loans and reimbursement obligations for outstanding letters of credit) are guaranteed by substantially all of the Company’s U.S. subsidiaries and secured by a first lien on the Company’s and its U.S. subsidiaries’ accounts receivable. The Canadian Borrower’s obligations under the facility are guaranteed by substantially all of the Company’s Canadian subsidiaries and secured by a first lien on the accounts receivable of the Canadian subsidiaries.  The Company and its U.S. subsidiaries guarantee the obligations of the Canadian subsidiaries under the facility, but the Canadian subsidiaries do not guarantee and are not otherwise responsible for the obligations of the Company and its U.S. subsidiaries.

Under the revolving credit facility, the Agent would have the right to exercise dominion over the Company’s and its subsidiaries’ cash (to the extent such cash represents the proceeds of accounts receivable) if the Company’s Liquidity for five consecutive days is less than the greater of (i) $30.0 million and (ii) 10.0% of the Line Cap. “Liquidity” is defined as the sum of (a) the Company’s then availability under the facility and (b) the Canadian Borrower’s then availability under the facility, and “Line Cap” is defined as the lesser of (a) the aggregate borrowing bases of the Company and its U.S. and Canadian subsidiaries and (b) the aggregate commitments of the lenders under the facility. The facility contains covenants which will restrict the Company’s future ability to make certain types of acquisitions, debt prepayments, investments and distributions if Liquidity (on a pro forma basis after giving effect to such events) is less than between 20% and 12.5% (depending upon the type of restricted event) of the lenders’ aggregate commitments or if the Company’s consolidated fixed charge coverage ratio for the most recently completed four fiscal quarters is less than 1.00 to 1.00.

A copy of the fifth amended and restated credit agreement is filed as an exhibit to this report and is incorporated herein by reference. The foregoing description of the terms of that credit agreement is qualified in its entirety by reference to the full text of such agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.34
Fifth Amended and Restated Credit Agreement dated as of November 1, 2016 among Clean Harbors, Inc., as the U.S. Borrower, Clean Harbors Industrial Services Canada, Inc., as the Canadian Borrower, Bank of America, N.A., as Administrative Agent and the Lenders party thereto

4.34A
Amended and Restated Security Agreement (U.S. Domiciled Loan Parties) dated as of November 1 , 2016 among Clean Harbors, Inc., as the U.S. Borrower and a Grantor, the subsidiaries of Clean Harbors, Inc. listed on Annex A thereto or that thereafter become a party thereto as Grantors, and Bank of America, N.A., as Agent

4.34B
Amended and Restated Security Agreement (Canadian Domiciled Loan Parties) dated as of November 1, 2016 among Clean Harbors Industrial Services Canada, Inc., as the Canadian Borrower and a Grantor, the subsidiaries of Clean Harbors, Inc. listed on Annex A thereto or that thereafter become a party thereto as Grantors, and Bank of America, N.A., as Agent

4.34C
Amended and Restated Guarantee (U.S. Domiciled Loan Parties—U.S. Facility Obligations) dated as of November 1, 2016 executed by the U.S. Domiciled Subsidiaries of Clean Harbors, Inc. named therein in favor of Bank of America, N.A., as Agent for itself and the other U.S. Facility Secured Parties

4.34D
Amended and Restated Guarantee (Canadian Domiciled Loan Parties—Canadian Facility Obligations) dated as of November 1, 2016 executed by the Canadian Domiciled Subsidiaries of Clean Harbors, Inc. named therein in favor of Bank of America, N.A., as Agent for itself and the other Canadian Facility Secured Parties

4.34E
Amended and Restated Guarantee (U.S. Domiciled Loan Parties—Canadian Facility Obligations) dated as of November 1, 2016 executed by Clean Harbors, Inc. and the U.S. Domiciled Subsidiaries of Clean Harbors, Inc. named therein in favor of Bank of America, N.A., as Agent for itself and the other Canadian Facility Secured Parties

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

November 2, 2016	/s/ MICHAEL L. BATTLES
Executive Vice President and Chief Financial Officer